EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2004 accompanying the consolidated financial statements of Tarrant Apparel Group included in the Annual Report on Form 10-K for the year ended December 31, 2003 which are incorporated by reference into this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Los Angeles, California
January 13, 2005